EXHIBIT 99.1

BWAY CORPORATION

REPORTS SALES AND EARNINGS FOR THE FOURTH

QUARTER AND FISCAL YEAR ENDED SEPTEMBER 28, 2003

Atlanta, GA, November 26, 2003—BWAY Corporation issued its sales and earnings report today for the Company’s fourth fiscal quarter and year ended September 28, 2003.

Net sales for the fourth quarter of fiscal 2003 were $139.6 million compared to $139.5 million for the fourth quarter of fiscal 2002. Sales were down slightly for several of the Company’s products compared to the exceptionally strong fourth quarter of fiscal 2002, offset by sales of the Company’s newly acquired plastics business (the “SST Acquisition”) announced on August 25, 2003. Net sales for full year fiscal 2003 were $551.1 million compared to $527.6 million for full year fiscal 2002. The increase in net sales for the full fiscal year results primarily from new business and higher market shares gained by the Company during the past year, particularly in paint and aerosol cans, and to a lesser extent from the SST Acquisition.

On February 7, 2003, the Company announced that the acquisition of BWAY Corporation by an affiliate of Kelso & Company, L.P. (“Kelso”) and management was completed (the “Transaction”). The Transaction was accounted for under the purchase and leveraged buyout methods of accounting. The Company’s financial statements reflect the initial recording of the Transaction and include certain costs and adjustments to the values of certain assets and liabilities in accordance with these accounting methods.

Gross margin (excluding depreciation and amortization) as a percent of net sales was 13.4% for the fourth quarter of fiscal 2003 compared to 14.8% for the fourth quarter of fiscal 2002. The reduction is attributable to lower overhead absorption resulting from inventory reductions, higher freight cost, and higher indirect labor. Gross margin (excluding depreciation and amortization) as a percent of net sales was 13.3% for full year fiscal 2003 compared to 13.4% for full year fiscal 2002. Gross margin (excluding depreciation and amortization) was negatively affected for full year fiscal 2003 by $5.6 million of Transaction related costs recorded to cost of products sold during the second fiscal quarter, consisting of stock option payout expenses ($2.9 million), inventory revaluation ($2.2 million), and other expenses ($0.5 million). These Transaction related costs served to reduce gross margin by 1.0% for full year fiscal 2003. The increase in gross margin percent for full year fiscal 2003, excluding Transaction related costs, results from higher sales and from continued improvements in overall productivity and cost.

Depreciation and amortization expense for the fourth quarter of fiscal 2003 was $6.8 million compared to $4.6 million for the fourth quarter of fiscal 2002. The fourth quarter of fiscal 2002 included $0.6 million of goodwill amortization that was not recorded in the fourth quarter of fiscal 2003 due to the Company’s adoption of Statement of Financial Accounting Standards (“SFAS”) 142—Goodwill and Other Intangible Assets on September 30, 2002. During the fourth quarter of fiscal 2003 depreciation and amortization expense increased by $1.4 million due to increased asset values as a result of the Transaction. The fourth quarter of fiscal 2003 also included $1.8 million of additional depreciation for shortened useful lives on assets to be disposed of in connection with the planned fiscal 2004 closure of the Company’s Picayune, Mississippi can manufacturing facility. The planned closure of the facility follows the decision by a major coffee can customer to switch to an alternative package not manufactured by the Company. Depreciation and amortization expense for full year fiscal 2003 was $22.9 million including $4.7 million of expense related to increased asset values as a result of the Transaction accounting, and $1.8 million of additional depreciation associated with the planned plant closing. Depreciation and amortization expense for full year fiscal 2002 was $19.6 million including $2.3 million of goodwill amortization that was not recorded in fiscal 2003 due to the Company’s adoption of SFAS No. 142.

Selling, general and administrative (“SG&A”) expenses for the fourth quarter of fiscal 2003 were $4.3 million compared to $3.8 million for the fourth quarter of fiscal 2002. Included in the fourth quarter of fiscal 2003 was $0.9 million of compensation expense (non-cash) related to stock options issued during fiscal 2003. SG&A expenses were $23.6 million for full year fiscal 2003 compared to $14.2 million for full year fiscal 2002. Included in full year fiscal 2003 SG&A expense was $9.7 million of stock option payout expense related directly to the Transaction. Excluding the effect of the stock option related expenses, the reductions realized in SG&A expenses for the fourth quarter and full year fiscal 2003 of $0.4 million and $1.2 million, respectively, generally result from ongoing cost reduction initiatives.

During fiscal 2003, the Company incurred $2.5 million of merger-related Transaction costs, all of which were incurred prior to the February 7th close of the Transaction. The Company recorded $1.5 million of merger-related Transaction costs during the fourth quarter of fiscal 2002.

During fiscal 2002, the Company recorded a $1.2 million restructuring charge. The charge related to ongoing lease payments for a plant in Elizabeth, New Jersey. Included in fiscal 2003 was a $(0.5) million restructuring adjustment representing a change in estimated future lease payments on this facility. During the fourth quarter of fiscal 2003, the Company recorded a $0.3 million restructuring charge in association with the planned closure of the Company’s Picayune, Mississippi manufacturing facility.

Interest expense for the fourth quarter of fiscal 2003 was $5.8 million compared to $3.4 million for the fourth quarter of fiscal 2002. The increased interest expense results primarily from higher debt associated with financing of the Transaction. Interest expense was $28.1 million for full year fiscal 2003 compared to $13.1 million for full year fiscal 2002. Interest expense for full year fiscal 2003 included Transaction related expenses (recorded during the second quarter of fiscal 2003) of $8.7 million. Included in Transaction related expenses were tender premiums on the Company’s $100 million senior subordinated notes due 2007 ($5.1 million), write-off of deferred financing costs ($1.7 million), and a bridge loan commitment fee ($1.9 million).

The Company recorded fees payable to Kelso of $0.2 million during the fourth quarter of fiscal 2003 and $0.3 million during full year fiscal 2003. As part of the Company’s agreement with Kelso, the Company will pay $0.5 million per year in fees to Kelso.

During the fourth quarter of fiscal 2003 the Company recorded $0.6 million of other expense related primarily to loss on disposal of fixed assets.

Income before income taxes for the fourth quarter of fiscal 2003 was $0.9 million compared to $7.3 million for the fourth quarter of fiscal 2002. Income (loss) before income taxes for full year fiscal 2003 was $(4.5) million compared to $21.8 million full year fiscal 2002. The decreases in income (loss) before income taxes for the fourth quarter and full year fiscal 2003 results from Transaction related costs and other items discussed above.

On October 31, 2003 the Company filed Amendment No. 4 to its Form S-4 Registration Statement related to the Company’s $200 million 10% senior subordinated notes due 2010 (the “Senior Subordinated Notes”). The registration statement was declared effective by the Securities and Exchange Commission on November 4, 2003. Subsequently, as part of finalizing the fiscal 2003 financial statements the Company recorded a deferred tax liability that was not recorded in connection with the Transaction. The effects of the restatement, all of which are non-cash, are (i) an increase of deferred taxes and goodwill on the balance sheet; and (ii) a decrease of income tax expense and an increase of net income on the income statement. The effect of this non-cash restatement is detailed below. This restatement does not affect the Company’s compliance with the covenants of either the indenture governing its Senior Subordinated Notes, or its $90 million credit agreement.

(in thousands)			As of February 7, 2003		As of June 29, 2003
			As Reported	As Restated	As Reported	As Restated
Goodwill			$84,330	$112,610	$84,330	$112,610
Other Long-Term Liabilities			$17,256	$45,536	$17,281	$43,853

	For the period from February 7, 2003 to March 30, 2003		For the period from March 31, 2003 to June 29, 2003		For the period from February 7, 2003 to June 29, 2003
	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated
Provision (benefit) for income taxes	$34	$22	$4,880	$3,184	$4,914	$3,206
Net Income (loss)	$21	$33	$3,473	$5,169	$3,494	$5,202

The provision for income taxes was $0.3 million for the fourth quarter of fiscal 2003 compared to $3.4 million for the fourth quarter of fiscal 2002. The benefit from income taxes was $(1.3) million for full year fiscal 2003 compared to a provision for income taxes of $9.6 million for full year fiscal 2002.

Net income for the fourth quarter of fiscal 2003 was $0.7 million compared to $3.9 million for the fourth quarter of fiscal 2002. Net income (loss) for full year fiscal 2003 was $(3.2) million compared to $12.3 million for full year fiscal 2002.

EBITDA (earnings before interest, income taxes, depreciation and amortization) was $13.4 million for the fourth quarter of fiscal 2003 compared to $15.3 million for the fourth quarter of fiscal 2002. Consistent with Item 10 of Regulation S-K recently amended by the SEC pursuant to the Sarbanes-Oxley Act, restructuring and impairment charges, fees payable to Kelso, merger related transaction costs, non-cash stock based compensation expense, and other, net, collectively representing $2.2 million and $1.7 million for the fourth quarters of fiscal 2003 and fiscal 2002, respectively, have not been added back to income before taxes for purposes of calculating EBITDA. For full year fiscal 2003 EBITDA was $46.5 million compared to $54.5 million for full year fiscal 2002. Restructuring and impairment charges, fees payable to Kelso, merger-related transaction costs, non-cash stock based compensation, those Transaction costs identified in cost of products sold and SG&A expenses above, and other, net, collectively representing $19.6 million and $2.1 million for full year fiscal 2003 and fiscal 2002, respectively, have not been added back to income before taxes for purposes of calculating EBITDA.

We present EBITDA because it is one of the measures upon which management assesses our financial performance. Management also believes that EBITDA, which is commonly used as a measure of performance of companies in our industry, is frequently used by securities analysts, investors, and other interested parties to measure our ability to service our debt and to determine our financial performance. While providing useful information, EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations and cash flows data prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should not be construed as an indication of a company’s operating performance or as a measure of liquidity. Our definition of EBITDA is not calculated in the same way EBITDA will be calculated under either the indenture governing the Senior Subordinated Notes or the Company’s credit facility. Also, non-GAAP information presented by other companies may not be comparable to that presented herein, since each company may define non-GAAP measures differently.

Capital expenditures for the fourth quarter of fiscal 2003 were $2.1 million compared to $3.0 million for fourth quarter of fiscal 2002, and were $13.5 million for full year fiscal 2003 compared to $10.6 million for full year fiscal 2002. Increased capital spending relates primarily to investment in capacity to support new business.

The Company’s total assets were $443.3 million at September 28, 2003 compared to $306.7 million at the end of fiscal 2002. The increase is primarily due to increases in goodwill and intangible assets associated with accounting for the Transaction and the SST Acquisition.

Total debt increased from $100.0 million at the end of fiscal 2002 to $217.2 million at the end of fiscal 2003 primarily as a result of the Transaction and the SST Acquisition.

BWAY Corporation is a leading manufacturer of steel and plastic containers for the general line category of the North American container industry and is a leading supplier of material center services.

Note: This document contains forward-looking statements as encouraged by the Private Securities Litigation Reform Act of 1995. All statements contained in this document, other than historical information, are forward-looking statements. These statements represent management’s current judgment on what the future holds. A variety of factors could cause business conditions and the Company’s actual results to differ materially from those expected by the Company or expressed in the Company’s forward-looking statements. These factors include, without limitation, competitive risks from substitute products and other steel container manufacturers, termination of the Company’s customer contracts, loss or reduction of business from key customers, dependence on key personnel, changes in raw material costs or availability, labor unrest, catastrophic loss of one of the Company’s manufacturing facilities, environmental exposures, management’s inability to identify or execute selective acquisitions, failures in the Company’s computer systems, unanticipated expenses, delays in implementing cost reduction initiatives, potential equipment malfunctions and the other factors discussed in the Company’s filings with the Securities and Exchange Commission. The Company takes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrences of unanticipated events or changes to future operating results.

<Financials to Follow>

BWAY Corporation and Subsidiaries

Summary Financial Data (Unaudited)

Fiscal Year 2003

(In thousands)

	Three Months Ended		For the Periods Ended		Twelve Months Ended
	Successor	Predecessor	Successor	Predecessor	Total	Predecessor
	Sept. 28, 2003	Sept. 29, 2002	Feb. 7, 2003 to Sept. 28, 2003	Sept. 30, 2002 to Feb. 6, 2003	Sept. 28, 2003	Sept. 29, 2002
Income Statement Data:
Net sales	$139,570	$139,473	$364,384	$186,726	$551,110	$527,601
Costs, Expenses and Other:
Costs of Products Sold (Excluding Depr. and Amort.)	120,858	118,764	311,447	166,383	477,830	456,788
Depreciation and Amortization	6,759	4,579	16,835	6,091	22,926	19,582
Selling, General and Administrative Expense	4,262	3,768	8,675	14,875	23,550	14,179
Merger Related Transaction Costs	—	1,478	—	2,488	2,488	1,478
Restructuring Charge/(Adjustment)	260	—	260	(460)	(200)	1,250
Interest Expense, Net	5,760	3,381	16,935	11,190	28,125	13,109
Fees Payable to Kelso	151	—	349	—	349	—
Other (Income)/Expense, Net	601	183	556	17	573	(597)

Total Costs, Expenses and Other	138,651	132,153	355,057	200,584	555,641	505,789

Income/(Loss) Before Income Taxes	919	7,320	9,327	(13,858)	(4,531)	21,812
(Benefit From)/Provision for Income Taxes	256	3,397	3,462	(4,791)	(1,329)	9,556

Net Income/(Loss)	$663	$3,923	$5,865	$(9,067)	$(3,202)	$12,256

Other Financial Data:
Calculation of EBITDA (Earnings Before Interest, Taxes, Depr., Amort.)
Income/(Loss) Before Income Taxes	$919	$7,320	$9,327	$(13,858)	$(4,531)	$21,812
Depreciation and Amortization	6,759	4,579	16,835	6,091	22,926	19,582
Interest Expense, Net	5,760	3,381	16,935	11,190	28,125	13,109

EBITDA	$13,438	$15,280	$43,097	$3,423	$46,520	$54,503

					Successor	Predecessor
					Sept. 28, 2003	Sept. 29, 2002

Balance Sheet Data:
Assets
Current Assets					$120,617	$123,362
Property and Equipment, Net					120,357	106,820
Other Assets					202,351	76,504

Total Assets					$443,325	$306,686

Liabilities and Stockholder's Equity
Current Liabilities					$103,166	$102,895
Long-Term Debt					217,170	100,000
Total Other Long-Term Liabilities					43,502	31,143
Stockholder's Equity					79,487	72,648

Total Liabilities and Stockholder's Equity					$443,325	$306,686

Note:	Because of the significance of the effects of the Transaction, certain elements of the financial information presented above may not be comparable.

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